Exhibit 99.1

FOR IMMEDIATE RELEASE

February 25, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations and Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Reports Fourth Quarter and Full-Year 2019 Results, Reaffirms 2020 Financial Guidance, and Provides Segment Updates

DALLAS, February 25, 2020 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today reported financial results for the fourth quarter and full-year of 2019, reaffirmed previously announced 2020 financial guidance, and provided a segment level update.

Highlights:

•	Reported a net loss for the fourth quarter of 2019 driven by a non-cash impairment of goodwill that was created at the formation of EnLink in 2014.
•	Delivered 11% sequential growth in adjusted EBITDA for the fourth quarter as compared to the third quarter of 2019. The increase was driven primarily by strong performance in the natural gas liquids (NGL) business, which experiences a seasonal high during the fourth quarter.
•	Achieved 6% sequential growth in average daily NGL volume throughput during the fourth quarter as compared to the third quarter of 2019.
•	Achieved 7% and 6% sequential growth in average daily natural gas gathering and processing volumes in the Permian Basin, respectively.
•	Reported full-year 2019 growth capital expenditures, net to EnLink, was 5% below the low end of the guidance range.
•	Completed strategic growth projects across core asset areas during 2019, including:
◦	The Lobo III natural gas processing facility in the Delaware Basin;
◦	The Riptide natural gas processing facility expansion in the Midland Basin;
◦	The Cajun-Sibon III NGL pipeline expansion in Louisiana;
◦	The Thunderbird natural gas processing facility in Oklahoma; and
◦	A high-return, low-capital asset acquisition in North Texas.
•	Reaffirmed 2020 financial guidance previously announced on January 15, 2020.
•	As separately announced today, appointed two new directors - Deborah G. Adams and James K. Lee - to the Board of Directors, effective March 1, 2020. Concurrently, Matthew C. Harris will step down as a director. EnLink also announced the appointment of Walter Pinto to its senior leadership team as Senior Vice President, Operational Excellence, effective March 16, 2020.

CEO Commentary on 2019 and Forward Outlook

“EnLink finished off 2019 with strong adjusted EBITDA performance in the fourth quarter, driven by our diversified asset platform and solid execution. 2019 was a year of transition for EnLink, including the evolution from a period of high growth into an era of operational optimization. We continue to take necessary actions to position EnLink financially and operationally for long-term success, while maintaining an unrelenting commitment to deliver best-in-class services reliably and safely,” said Barry E. Davis, EnLink Chairman and Chief Executive Officer.

"Our large-scale, diversified platform generates significant, stable cash flows from our two growth platforms in the Permian and Louisiana, and our two strong, free-cash-flow-generating systems in Oklahoma and North Texas. The Permian continues to drive near-term growth, with producers remaining very active on our footprint, while our Louisiana platform provides long-term growth opportunities.

"We are confident that the earnings power of our platform combined with our execution plan will deliver superior returns for investors over the long-term. As we turn to 2020 and beyond, we believe our strategic asset platform will allow us to differentiate EnLink by generating excess free cash flow, supported by manageable capital needed to modestly grow adjusted EBITDA."

Adjusted EBITDA, distributable cash flow, and excess free cash flow used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information and Other Definitions” below.

Fourth Quarter and Full-Year 2019 Results

$MM, unless noted	Fourth Quarter 2019	Full-Year 2019
Net (Loss) Attributable to EnLink	$(938.7)	$(1,119.3)
Adjusted EBITDA, net to EnLink	$290.9	$1,079.5
Net Cash Provided by Operating Activities	$214.4	$991.9
Distributable Cash Flow	$203.1	$723.8
Distribution Coverage	2.20x	1.42x
Growth Capital Expenditures, net to EnLink	$90	$600
Debt to Adjusted EBITDA, net to EnLink	4.3x	4.3x

•	Reported net loss attributable to EnLink of $938.7 million for the fourth quarter of 2019 and $1.12 billion for the full-year 2019. The net loss for 2019 includes non-cash impairments, primarily related to goodwill created at the formation of EnLink in 2014.
•	Debt-to-adjusted EBITDA, as calculated under the terms of EnLink's credit facility, was 4.3x as of December 31, 2019.
•	As of February 19, 2020, EnLink had 488,445,794 common units outstanding.

2020 Financial Guidance Reaffirmed

$MM, unless noted	2020 Guidance
Net Income (1)	$160 - $230
Adjusted EBITDA, net to EnLink	$1,070 - $1,130
Maintenance Capital, net to EnLink	$40 - $50
Distributable Cash Flow	$715 - $755
Distribution Coverage	1.95x - 2.05x
Growth Capital Expenditures, net to EnLink	$275 - $375
Total Capital Expenditures, net to EnLink	$315 - $425
Debt to Adjusted EBITDA, net to EnLink	4.0x - 4.3x
Excess Free Cash Flow (after total capital expenditures & distributions)	$10 - $70
Annualized 4Q19 Declared Distribution per Common Unit	$0.75/ unit

(1)	Net income is before non-controlling interest.

•	2020 total capital expenditures, net to EnLink, are expected to be fully self-funded with internally generated cash flows, and EnLink does not expect to require external financing during 2020.
•	Debt-to-adjusted EBITDA is forecasted to be in the range of 4.0x and 4.3x for 2020, as calculated under the terms of EnLink's credit facility. The company's long-term leverage target of below 4.0x remains unchanged. EnLink has no near-term senior note maturities, and has limited senior note refinancing needs over the next five years.
•	Excess free cash flow for full-year 2020 is expected to primarily be generated during the second half of 2020, with growth in excess free cash flow expected in 2021.

Segment Updates

Permian Basin:

•	Segment profit of $37.2 million for the fourth quarter of 2019 was approximately 2% higher as compared to the third quarter of 2019 and unchanged as compared to the fourth quarter of 2018. The segment profit contribution from EnLink’s Permian natural gas business for the fourth quarter of 2019 increased by 7% as compared to the third quarter of 2019, due to strong gas gathering and processing volume growth, which was offset by a reduction in segment profit contribution from EnLink’s Permian crude business. The Permian crude business experienced a reduction in segment profit despite a 9% increase in crude oil handling volumes primarily due to the expiration of a minimum volume commitment with Devon Energy Corp. on south Texas crude operations during the third quarter of 2019.
•	Average natural gas gathering and transportation volumes for the fourth quarter of 2019 were approximately 8% higher as compared to the third quarter of 2019 and approximately 36% higher as compared to the fourth quarter of 2018. Average natural gas processing volumes for the fourth quarter of 2019 increased approximately 6% and 45% as compared to the third quarter of 2019 and the fourth quarter of 2018, respectively. EnLink continues to benefit from strong producer activity on its Permian footprint, with significant volumetric growth expected throughout 2020.
•	Average crude oil handling volumes for the fourth quarter of 2019 increased by approximately 9% as compared to the third quarter of 2019 and were approximately 7% lower as compared to the fourth quarter of 2018. The sequential increase was primarily driven by growth in crude gathering on the Delaware Basin pipeline system, while the decline as compared to the prior year fourth quarter primarily resulted from a strategic decision to reduce low-margin crude trucking activity in the Midland Basin.
•	EnLink recently announced a series of low-cost, high-return expansion and debottlenecking projects that are expected to add approximately 70 million cubic feet per day (MMcf/d) of natural gas processing capacity to its Midland Basin footprint during 2020.
•	Construction of EnLink’s previously announced Tiger natural gas processing facility in the Delaware Basin remains on track to become operational during in the second half of 2020. Upon the completion of the Tiger plant and the Riptide expansions, EnLink's Permian natural gas processing capacity will be approximately 1.1 billion cubic feet per day (Bcf/d) by the fourth quarter of 2020.
•	Segment profit for full-year 2020 is expected to range from $200 million to $220 million, with growth over full-year 2019 expected to be driven primarily by strong producer activity in both the Delaware Basin and Midland Basin.
•	The Permian is expected to account for approximately 20% of EnLink's total segment profit during 2020. Given the significant base of accretive growth opportunities on EnLink's Permian system, EnLink expects to allocate approximately 70% of total capital expenditures to Permian growth projects. The projects will become operational during 2020 and the first half of 2021, underpinning the strong segment profit growth forecasted for 2020 and 2021.

Louisiana:

•	Segment profit of $86.0 million for the fourth quarter of 2019 was approximately 28% higher as compared to the third quarter of 2019 and 26% higher as compared to the fourth quarter of 2018. The significant increase in segment profit as compared to prior quarters was driven by a full quarter of contribution related to the Cajun-Sibon III expansion completed in April 2019 and the seasonal high for EnLink's NGL business.
•	Average NGL fractionation volumes for the fourth quarter of 2019 were approximately 6% higher as compared to the third quarter of 2019. Average NGL fractionation volumes for the fourth quarter of 2019 increased by approximately 10% as compared to the fourth quarter of 2018, driven by the Cajun-Sibon III expansion.
•	Average natural gas gathering and transportation volumes for the fourth quarter of 2019 were approximately 2% higher as compared to the third quarter of 2019 and approximately 3% lower as compared to the fourth quarter of 2018. Average natural gas processing volumes for the fourth quarter of 2019 increased approximately 6% and decreased 10% as compared to the third quarter of 2019 and the fourth quarter of 2018, respectively. Louisiana volume declines from the fourth quarter of 2018 to the fourth quarter of 2019 were a result of a less favorable commodity price environment in the fourth quarter of 2019 as compared to the fourth quarter of 2018.
•	Average crude volumes on EnLink's Ohio River Valley system for the fourth quarter of 2019 were approximately 10% lower as compared to the third quarter of 2019 and increased by 12% as compared to the fourth quarter of 2018. Volumes during the fourth quarter of 2019 as compared to prior periods fluctuated as a result of normal variations in trucking activities.
•	Segment profit for full-year 2020 is expected to range from $300 million to $320 million, with growth driven primarily by the NGL business.

•	Louisiana is expected to account for approximately 25% of EnLink’s total segment profit in 2020, with approximately 14% of total capital expenditures expected to be allocated to Louisiana operations. Louisiana is expected to generate significant segment free cash flow during 2020.

Oklahoma:

•	Segment profit of $117.2 million for the fourth quarter of 2019 was approximately 7% higher as compared to the third quarter of 2019 and approximately 5% higher as compared to the fourth quarter of 2018. The sequential increase in segment profit for the fourth quarter of 2019 was due to a few factors, including cost reduction initiatives and a slightly larger deficiency payment from Devon related to a minimum volume commitment (MVC) expiring on December 31, 2020.
•	Average natural gas gathering and transportation volumes for the fourth quarter of 2019 were approximately 4% lower as compared to the third quarter of 2019 and approximately 2% higher as compared to the fourth quarter of 2018. Average natural gas processing volumes for the fourth quarter of 2019 decreased approximately 5% and 2% when compared to the third quarter of 2019 and the fourth quarter of 2018, respectively.
•	Average crude gathering volumes for the fourth quarter of 2019 were approximately 22% lower as compared to the third quarter of 2019 and approximately 92% higher as compared to the fourth quarter of 2018. The year-over-year growth is attributable to new well connections during the first half of 2019. The sequential decline reflects the lack of crude gathering well connections during the second half of 2019.
•	Segment profit for full-year 2020 is expected to range from $435 million to $455 million, remaining relatively unchanged as compared to full-year 2019 results. Annual average daily volumes for 2020 are expected to decline as compared to 2019.
•	Oklahoma is expected to account for approximately 35% of EnLink’s total segment profit in 2020, with approximately 10% of total capital expenditures expected to be allocated to Oklahoma. EnLink has been successful in reducing capital spend per natural gas well connection in Oklahoma and in 2020 EnLink forecasts per well capital for connections to EnLink's natural gas system to be roughly 60% less than similar costs incurred during 2018. EnLink's active producer mix in Oklahoma is also evolving, whereby approximately 70% of well connections in 2020 are forecasted to be driven by activity with regional producers as compared to approximately 70% of 2019 well connections being with multibasin producers. With steady segment profit forecasted for 2020, coupled with a significant decrease in capital expenditures, Oklahoma is expected to generate significant segment free cash flow during 2020.

North Texas:

•	Segment profit of $72.1 million for the fourth quarter of 2019 was approximately 4% higher as compared to the third quarter of 2019, driven by successful cost reduction initiatives and margin improvements. Segment profit for the fourth quarter of 2019 was approximately 25% lower as compared to the fourth quarter of 2018 due to the expiration of MVCs with Devon on December 31, 2018. Results for the fourth quarter of 2018 include approximately $23 million of MVC payments, representing 24% of segment profit. Excluding MVC payments, segment profit for the fourth quarter of 2018 is in line with the fourth quarter of 2019.
•	Average natural gas gathering and transportation volumes for the fourth quarter of 2019 were relatively unchanged as compared to the third quarter of 2019 and approximately 5% lower as compared to the fourth quarter of 2018. Average natural gas processing volumes for the fourth quarter of 2019 decreased approximately 3% as compared to the third quarter of 2019 and remained relatively unchanged as compared to the fourth quarter of 2018.
•	Segment profit for full-year 2020 is expected to range from $240 million to $260 million. The reduction in forecasted 2020 segment profit as compared to full-year 2019 results of $289 million is due to volume declines in this mature basin, along with changes in business mix and the reduction in processing fees charged to BKV Oil and Gas Capital Partners (BKV) as they transition into Devon's ownership position during the second quarter of 2020. The reduction in processing fees is expected to be more than offset by value chain enhancements to EnLink's Louisiana NGL business.
•	North Texas is expected to account for 20% of EnLink’s total segment profit in 2020, with less than 5% of total capital expenditures expected to be allocated to related operations. North Texas is expected to generate significant segment free cash flow during 2020.

2019 Sustainability Report

EnLink will post its 2019 Sustainability Report in May 2020 in the Sustainability section of EnLink’s website at www.EnLink.com.

Fourth Quarter and Full-Year 2019 Earnings Call Details

EnLink will host a webcast and conference call on Wednesday, February 26, at 9 a.m. Central time to discuss its fourth quarter and full-year results. The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10137406. Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

Non-GAAP Financial Information and Other Definitions

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA, distributable cash flow available to common unitholders (distributable cash flow), excess free cash flow, and segment free cash flow all as defined below:

We define adjusted EBITDA as net income (loss) plus interest expense, net of interest income; income tax expense (benefit); depreciation and amortization; impairments; loss on secured term loan receivable; distributions from unconsolidated affiliate investments; (gain) loss on disposition of assets; unit-based compensation; transaction costs; (income) loss from unconsolidated affiliate investments; (gain) loss on non-cash derivatives; and accretion expense associated with asset retirement obligations; less non-cash revenue from contract restructuring; gain on extinguishment of debt; payments under onerous performance obligation; non-cash rent; and non-controlling interest.

We define distributable cash flow as adjusted EBITDA (defined above, net to ENLC), less interest expense, loss (gain) on settlement of interest rate swaps, current income taxes and other non-distributable cash flows, accrued cash distributions on EnLink Midstream Partners, LP’s (“ENLK”) Series B Cumulative Convertible Preferred Units (the “ENLK Series B Preferred Units”) and ENLK’s Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“ENLK Series C Preferred Units”) paid or expected to be paid, and maintenance capital expenditures, excluding maintenance capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

Excess free cash flow is defined as distributable cash flow less distributions declared on common units and growth capital expenditures, which are net to EnLink after giving effect to the contributions by other entities related to the non-controlling interest share of our consolidated entities

Segment Free Cash Flow is defined as segment profit less growth and maintenance capital expenditures, which are gross to EnLink prior to giving effect to the contributions by other entities related to the non-controlling interest share of our consolidated entities.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA achievement is a primary metric used in our short-term incentive program for compensating employees.

Adjusted EBITDA, distributable cash flow, excess free cash flow and segment free cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See ENLC’s filings with the Securities and Exchange Commission for more information.

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Other definitions and explanations of terms used in this press release:

Distribution coverage is calculated by dividing distributable cash flow by distributions declared to common unitholders.

Growth capital expenditures generally include capital expenditures made for acquisitions or capital improvements that we expect will increase our asset base, operating income or operating capacity over the long-term. Maintenance capital expenditures generally include capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

Segment profit (loss) is defined as operating income (loss) plus general and administrative expenses, depreciation and amortization, (gain) loss on disposition of assets, impairments, and (gain) loss on litigation settlement. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, when additional capacity will be operational, timing for completion of construction or expansion projects, expected financial and operational results associated with certain projects or growth capital expenditures, future operational results of our customers, results in certain basins, future rig count information or rig activity, future cost savings, profitability, financial metrics, operating efficiencies and other benefits of cost savings or operational initiatives, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP’s own interests to the detriment of the unitholders, (b) GIP’s ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (c) a default under GIP’s credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (d) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (e) developments that materially and adversely affect Devon or other customers, (f) adverse developments in the midstream business that may affect our financial condition, results of operations and reduce our ability to make distributions, (g) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (h) decreases in the volumes that we gather, process, fractionate, or transport, (i) construction risks in our major development projects, (j) our ability to receive or renew required permits and other approvals, (k) changes in the availability and cost of capital, including as a result of a change in our credit rating, (l) the effects of existing and future laws and governmental regulations, including legislation or regulation relating to hydraulic fracturing or climate change or other environmental matters, (m) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, and (n) impairments to goodwill, long-lived assets and equity method investments. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

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The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require growth capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

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EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Total revenues	$1,155.7	$2,058.3	$6,052.9	$7,699.0
Cost of sales	729.5	1,604.3	4,392.5	6,008.0
Gross operating margin	426.2	454.0	1,660.4	1,691.0
Operating costs and expenses:
Operating expenses	115.5	116.1	467.1	453.4
General and administrative	30.5	40.5	152.6	140.3
(Gain) loss on disposition of assets	1.0	(0.9)	(1.9)	0.4
Depreciation and amortization	153.9	147.2	617.0	577.3
Impairments	947.0	341.2	1,133.5	365.8
Loss on secured term loan receivable	—	—	52.9	—
Total operating costs and expenses, excluding cost of sales	1,247.9	644.1	2,421.2	1,537.2
Operating income (loss)	(821.7)	(190.1)	(760.8)	153.8
Other income (expense):
Interest expense, net of interest income	(55.5)	(48.0)	(216.0)	(182.3)
Income (loss) from unconsolidated affiliates	(30.8)	1.6	(16.8)	13.3
Other income	0.8	0.3	0.9	0.6
Total other expense	(85.5)	(46.1)	(231.9)	(168.4)
Loss before non-controlling interest and income taxes	(907.2)	(236.2)	(992.7)	(14.6)
Income tax expense	(4.2)	(0.9)	(6.9)	(18.2)
Net loss	(911.4)	(237.1)	(999.6)	(32.8)
Net income (loss) attributable to non-controlling interest	27.3	(175.8)	119.7	(19.6)
ENLC interest in net loss	$(938.7)	$(61.3)	$(1,119.3)	$(13.2)
Net loss attributable to ENLC per unit:
Basic common unit	$(1.92)	$(0.34)	$(2.41)	$(0.07)
Diluted common unit	$(1.92)	$(0.34)	$(2.41)	$(0.07)

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EnLink Midstream, LLC

Reconciliation of Net Loss to Adjusted EBITDA

(All amounts in millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(911.4)	$(237.1)	$(999.6)	$(32.8)
Interest expense, net of interest income	55.5	48.0	216.0	182.3
Depreciation and amortization	153.9	147.2	617.0	577.3
Impairments	947.0	341.2	1,133.5	365.8
Non-cash revenue from contract restructuring (1)	—	—	—	(45.5)
Loss on secured term loan receivable (1)	—	—	52.9	—
(Income) loss from unconsolidated affiliate investments (2)	30.8	(1.6)	16.8	(13.3)
Distributions from unconsolidated affiliate investments	4.7	6.0	20.2	22.7
(Gain) loss on disposition of assets	1.0	(0.9)	(1.9)	0.4
Unit-based compensation	8.2	9.3	39.4	41.1
Income tax expense	4.2	0.9	6.9	18.2
(Gain) loss on non-cash derivatives	4.8	(24.9)	0.1	(10.1)
Payments under onerous performance obligation offset to other current and long-term liabilities	—	(4.4)	(9.0)	(17.9)
Transaction costs (3)	—	5.3	13.9	8.1
Other (4)	(0.2)	(0.5)	(1.0)	—
Adjusted EBITDA before non-controlling interest	298.5	288.5	1,105.2	1,096.3
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(7.6)	(5.3)	(25.7)	(19.1)
Adjusted EBITDA, net to ENLC	$290.9	$283.2	$1,079.5	$1,077.2

(1)	In May 2018, we restructured our natural gas gathering and processing contract with White Star, and, as a result, recognized non-cash revenue representing the discounted present value of a secured term loan receivable granted to us by White Star. In late May 2019, White Star, the counterparty to our $58.0 million second lien secured term loan receivable, defaulted on its approximately $10.0 million installment payment under the term loan and filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. White Star sold its assets and we did not recover any amounts then owed to us under the second lien secured term loan.
(2)	Includes a loss of $31.4 million for the three months and year ended December 31, 2019 related to an impairment on the carrying value of Cedar Cove Midstream LLC.
(3)	Represents transaction costs primarily attributable to costs incurred related to the acquisition of all outstanding, publicly-held ENLK common units in January 2019 and costs we incurred related to the acquisition by GIP of equity interests in ENLK, ENLC, and the managing member of ENLC previously held by subsidiaries of Devon Energy Corporation in July 2018.
(4)	Includes accretion expense associated with asset retirement obligations and non-cash rent, which relates to lease incentives pro-rated over the lease term.
(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P.'s (“NGP”) 49.9% share of adjusted EBITDA from the Delaware Basin JV, Marathon Petroleum Corporation's 50% share of adjusted EBITDA from the Ascension JV, and other minor non-controlling interests.

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EnLink Midstream, LLC

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

and Distributable Cash Flow

(All amounts in millions except ratios and per unit amounts)

(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2019	2019
Net cash provided by operating activities	$214.4	$991.9
Interest expense (1)	54.5	213.7
Current income tax benefit	(2.0)	—
Distributions from unconsolidated affiliate investment in excess of earnings	2.9	3.7
Transaction costs (2)	—	13.9
Other (3)	(1.5)	(3.8)
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	(9.4)	(350.7)
Accounts payable, accrued product purchases, and other accrued liabilities (4)	39.6	236.5
Adjusted EBITDA before non-controlling interest	298.5	1,105.2
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(7.6)	(25.7)
Adjusted EBITDA, net to ENLC	290.9	1,079.5
Interest expense, net of interest income	(55.5)	(216.0)
Maintenance capital expenditures, net to ENLC (6)	(11.4)	(45.8)
ENLK preferred unit accrued cash distributions (7)	(22.8)	(91.7)
Other (8)	1.9	(2.2)
Distributable cash flow	$203.1	$723.8

Actual declared distribution to common unitholders	$92.3	$508.1
Distribution coverage	2.20x	1.42x
Distributions declared per ENLC unit	$0.1875	$1.0325

(1)	Net of amortization of debt issuance costs and discount and premium, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.
(2)	Represents transaction costs primarily attributable to costs incurred related to the acquisition of all outstanding, publicly-held ENLK common units in January 2019.
(3)	Includes accruals for settled commodity swap transactions and non-cash rent, which relates to lease incentives pro-rated over the lease term.
(4)	Net of payments under onerous performance obligation offset to other current and long-term liabilities.
(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP’s 49.9% share of adjusted EBITDA from the Delaware Basin JV, Marathon Petroleum Corporation’s 50.0% share of adjusted EBITDA from the Ascension JV, and other minor non-controlling interests.
(6)	Excludes maintenance capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.
(7)	Represents the cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units of $16.8 million and $6.0 million, respectively, for the three months ended December 31, 2019, and cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units of $67.7 million and $24.0 million, respectively, for the year ended December 31, 2019. Cash distributions to be paid to holders of the ENLK Series B Preferred Units and ENLK Series C Preferred Units are not available to common unitholders.

Distributable cash flow is not presented for the three months and year ended December 31, 2018 because distributable cash flow was not used as a supplemental liquidity measure by ENLC during 2018. ENLC began using distributable cash flow as a supplemental liquidity measure in 2019 as a result of ENLC's acquisition of all outstanding, publicly-held ENLK common units in January 2019.

EnLink Midstream, LLC

Operating Data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	806,700	593,100	723,400	521,900
Processing (MMBtu/d)	849,500	587,600	771,400	531,700
Crude Oil Handling (Bbls/d)	122,900	132,200	132,000	124,300
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,634,000	1,712,500	1,651,900	1,733,900
Processing (MMBtu/d)	741,200	738,900	750,500	747,400
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	1,296,600	1,272,800	1,302,200	1,204,700
Processing (MMBtu/d)	1,252,400	1,269,600	1,276,700	1,195,300
Crude Oil Handling (Bbls/d)	46,400	24,200	47,300	15,700
Louisiana Segment
Gathering and Transportation (MMBtu/d)	2,124,300	2,193,300	2,050,000	2,196,200
Processing (MMBtu/d)	411,100	458,100	400,200	431,200
Crude Oil Handling (Bbls/d)	19,200	17,000	18,900	15,400
NGL Fractionation (Gals/d)	7,668,800	6,963,500	7,341,700	6,584,400
Brine Disposal (Bbls/d)	1,500	3,300	2,700	3,200

EnLink Midstream, LLC

Forward-Looking Reconciliation of Net Income to Adjusted EBITDA and Excess Free Cash Flow (1)

(All amounts in millions)

(Unaudited)

	2020 Outlook [1]
	Low	Midpoint	High
Net income of EnLink (2)	$160	$195	$230
Interest expense, net of interest income	220	225	230
Depreciation and amortization	647	632	618
Income from unconsolidated affiliate investments	(3)	(4)	(5)
Distribution from unconsolidated affiliate investments	5	7	9
Unit-based compensation	33	37	40
Income taxes	52	53	55
Other (3)	(1)	(1)	(1)
Adjusted EBITDA before non-controlling interest	$1,113	$1,144	$1,176
Non-controlling interest share of adjusted EBITDA (4)	(43)	(44)	(46)
Adjusted EBITDA, net to EnLink	$1,070	$1,100	$1,130
Interest expense, net of interest income	(220)	(225)	(230)
Current taxes and other	(4)	(4)	(4)
Maintenance capital expenditures, net to EnLink (5)	(40)	(45)	(50)
Preferred unit accrued cash distributions (6)	(91)	(91)	(91)
Distributable cash flow	$715	$735	$755
Common distributions declared	(370)	(370)	(370)
Growth capital expenditures, net to EnLink (5)	(275)	(325)	(375)
Excess free cash flow	$70	$40	$10

(1)	Represents the forward-looking net income guidance of EnLink Midstream, LLC for the year ended December 31, 2020. The forward-looking net income guidance excludes the potential impact of gains or losses on derivative activity, gains or losses on disposition of assets, impairment expense, gains or losses as a result of legal settlements, gains or losses on extinguishment of debt, and the financial effects of future acquisitions. The exclusion of these items is due to the uncertainty regarding the occurrence, timing and/or amount of these events.
(2)	Net income includes estimated net income attributable to (i) NGP Natural Resources XI, L.P.'s ("NGP") 49.9% share of net income from the Delaware Basin JV, (ii) Marathon Petroleum Corp.'s ("Marathon") 50% share of net income from the Ascension JV., and (iii) other minor non-controlling interests.
(3)	Includes (i) estimated accretion expense associated with asset retirement obligations and (ii) estimated non-cash rent, which relates to lease incentives pro-rated over the lease term.
(4)	Non-controlling interest share of adjusted EBITDA includes estimates for (i) NGP’s 49.9% share of adjusted EBITDA from the Delaware Basin JV, (ii) Marathon's 50% share of adjusted EBITDA from the Ascension JV and (iii) other minor non-controlling interests.
(5)	Excludes capital expenditures that are contributed by other entities and relate to the non-controlling interest share of our consolidated entities.
(6)	Represents the cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units. Cash distributions to be paid to holders of the ENLK Series B Preferred Units and ENLK Series C Preferred Units are not available to common unitholders.

EnLink Midstream does not provide a reconciliation of forward-looking Net Cash Provided by Operating Activities to Adjusted EBITDA and Excess Free Cash Flow because the companies are unable to predict with reasonable certainty changes in working capital, which may impact cash provided or used during the year. Working capital includes accounts receivable, accounts payable and other current assets and liabilities. These items are uncertain and depend on various factors outside the companies' control.